AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2000
                                           Registration Statement No.  333-35876
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                               AMENDMENT NO. 2 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                                SAFESCIENCE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
              NEVADA                        2834              33-0231238
(STATE OR OTHER JURISDICTION OF PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION) CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)
                                 --------------
                               31 ST. JAMES AVENUE
                           BOSTON, MASSACHUSETTS 02116
                                 (617) 422-0674
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                                 --------------
                                BRADLEY J. CARVER
                             CHIEF EXECUTIVE OFFICER
                                SAFESCIENCE, INC.
                               31 ST. JAMES AVENUE
                           BOSTON, MASSACHUSETTS 02116
                                 (617) 422-0674
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ----------------
                                   COPIES TO:
                               CHERYL REICIN, ESQ.
                             MCDERMOTT, WILL & EMERY
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 547-5400
                                ----------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                 --------------
       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
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                                EXPLANATORY NOTE

        The sole purpose of the Amendment No.2 to Form S-3 is to file the exhibit filed with and attached to this Amendment No.2 and to complete the expense table contained in Item 14 below.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):

NATURE OF EXPENSE                                                      AMOUNT
-----------------                                                     -------
SEC Registration Fee.........................................         $  2,695
Nasdaq SmallCap Market Listing Fee...........................           10,238
Accounting Fees and Expenses.................................            5,000
Legal Fees and Expenses......................................           15,000
Miscellaneous................................................            2,067
                                                                      --------
Total........................................................           35,000
          ---------

        The amounts set forth above, except for the Securities and Exchange Commission and Nasdaq SmallCap Market fees, are in each case estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Subsection 1 of Section 78.7302 of Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

        Subsection 2 of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other


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

court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith; that indemnification provided for by
Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

        Finally, Section 78.752 of the NGCL provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

        Article V of our by-laws provides SafeScience shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator, or intestate is or was a director or officer of SafeScience, or is or was serving at the request of SafeScience as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body against all expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue, or matter therein, to the fullest extent permitted by the laws of Nevada as they may exist from time to time.

        Under Section 5 of the registration rights agreement to be filed as
Exhibit 10.20 hereto, the underwriters have agreed to indemnify, under certain conditions, SafeScience, its directors, officers, agents, employees and persons who control SafeScience within the meaning of the Securities Act against certain liabilities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a)  Exhibits

        The following documents are an exhibit hereto:

4.1* Securities Purchase Agreement by and among SafeScience, Inc., Strong River Investments, Inc. and Montrose Investments Ltd. dated March 29, 2000.

4.2*     Form of Closing Warrant dated March 29, 2000.

4.3*     Form of Adjustment Warrant dated March 29, 2000.

4.4* Registration Rights Agreement by and among SafeScience, Inc., Strong River Investments, Inc. and Montrose Investments, Ltd. dated March 29, 2000.



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

5.1 Opinion of McDermott, Will & Emery as to the validity of the securities being offered.

23.1     Consent of McDermott, Will & Emery (included in Exhibit 5.1 hereto).

23.2**   Consent of Arthur Andersen LLP.

24.1**   Powers of Attorney

* Previously filed with the Commission as an exhibit to, and incorporated herein by reference from, the Registrant's Current Report on Form 8-K filed with the Commission on April 7, 2000.

**Previously filed with the Commission as an exhibit to, and incorporated herein by reference from, the Registrant's Amendment No. 1 to Form S-3 filed with the Commission on June 20, 2000.

ITEM 17.  UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To reflect any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price present no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



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

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                  (6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 26, 2000.

                            SAFESCIENCE, INC.

                            By: /s/ Bradley J. Carver
                                ------------------------------------------------
                                Bradley J. Carver
                                Chief Executive Officer, President and Treasurer

                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                        TITLE                            DATE
                  ---------                                        -----                            ----
            /s/ Bradley J. Carver              Chief Executive Officer, President, Treasurer   June 26, 2000
                                               and Director
---------------------------------------------- (Principal Executive Officer)
              Bradley J. Carver

                      *                        Chief Financial Officer and Secretary           June 26, 2000
---------------------------------------------- (Principal Financial Officer and Principal
                John W. Burns                  Accounting Officer)


                      *                        Chairman of the Board of Directors              June 26, 2000
----------------------------------------------
             Brian G. R. Hughes

                      *                        Director                                        June 26, 2000

----------------------------------------------
                David W. Dube


        * By: /s/ Bradley J. Carver
----------------------------------------------
              Bradley J. Carver
              Attorney-in-fact


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

                                  EXHIBIT INDEX

        The following documents are an exhibit hereto:

4.1* Securities Purchase Agreement by and among SafeScience, Inc., Strong River Investments, Inc. and Montrose Investments Ltd. dated March 29, 2000.

4.2*     Form of Closing Warrant dated March 29, 2000.

4.3*     Form of Adjustment Warrant dated March 29, 2000.

4.4* Registration Rights Agreement by and among SafeScience, Inc., Strong River Investments, Inc. and Montrose Investments, Ltd. dated March 29, 2000.

5.1 Opinion of McDermott, Will & Emery as to the validity of the securities being offered.

23.1     Consent of McDermott, Will & Emery (included in Exhibit 5.1 hereto).

23.2**   Consent of Arthur Andersen LLP.

24.1**   Powers of Attorney

* Previously filed with the Commission as an exhibit to, and incorporated herein by reference from, the Registrant's Current Report on Form 8-K filed with the Commission on April 7, 2000.

**Previously filed with the Commission as an exhibit to, and incorporated by reference from, the Registrant's Amendment No. 1 to form S-3 filed with the Commission on June 20, 2000.


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